                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                         Newport News Shipbuilding Inc.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                Issuer:  74-1541566
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)
                             4101 Washington Avenue
                          Newport News, Virginia 23607
                    (Address of principal executive offices)
                                  ------------
                      Newport News Shipbuilding Inc. 1997
                 Employee Stock Purchase and Accumulation Plan
                            (Full title of the plan)
                                  ------------
                              STEPHEN B. CLARKSON
                 Vice President, General Counsel and Secretary
                         Newport News Shipbuilding Inc.
                             4101 Washington Avenue
                          Newport News, Virginia 23607
                                 (757) 380-3600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                With a copy to:
                        C. Porter Vaughan, III, Esquire
                               Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8200
                                 ______________

                                            CALCULATION OF REGISTRATION FEE
 ======================================================================================================================

                                                        Proposed maximum        Proposed maximum
     Title of securities           Amount to be          offering price            aggregate              Amount of
      to be registered              registered              per share            offering price       registration fee

Common Stock, par value $.01      200,000 shares           $33.53125*           $6,706,250.00*           $1,771.00*
 per share (including
 associated Rights)
=======================================================================================================================
   (*)  Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") based on the average of the high and low prices on the New York Stock Exchange on May 18, 2000.
=======================================================================================================================

                         NEWPORT NEWS SHIPBUILDING INC.

     This Registration Statement covers 200,000 additional shares of common stock, par value $.01 per share (including associated rights) (the "Common Stock") of Newport News Shipbuilding Inc. (the "Company"), issuable pursuant to the Newport News Shipbuilding Inc. 1997 Employee Stock Purchase and Accumulation Plan (the "Stock Purchase Plan"). The Company initially registered the issuance of 700,000 shares of Common Stock in connection with the Stock Purchase Plan on its Registration Statement on Form S-8 (Registration No. 333-22501) as filed with the Securities and Exchange Commission (the "Commission") on February 27, 1997, and subsequently registered (i) the issuance of an additional 400,000 shares of Common Stock in connection with the Stock Purchase Plan on its Registration Statement on Form S-8 (Registration No. 333-31165) as filed with the Commission on July 14, 1997, (ii) the issuance of an additional 200,000 shares of Common Stock in connection with the Stock Purchase Plan on its Registration Statement on Form S-8 (Registration No. 333-63233) as filed with the Commission on September 10, 1998 and (iii) the issuance of an additional 150,000 shares of Common Stock in connection with the Stock Purchase Plan on its Registration Statement on Form S-8 (Registration No. 333-72763) as filed with the Commission on February 22, 1999. The contents of Registration Statement No. 333-22501, Registration Statement No. 333-31165, Registration Statement No. 333-63233 and Registration Statement No. 333-72763 are incorporated by reference herein.

     Pursuant to Rule 429, the Prospectus related to shares of Common Stock registered pursuant to this Registration Statement for the Stock Purchase Plan also relates to shares of Common Stock registered pursuant to Registration Statement No. 333-22501, Registration Statement No. 333-31165, Registration Statement No. 333-63233 and Registration Statement No. 333-72763.

                                       II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 19, 2000; and

(c) The Company's Current Reports on Form 8-K filed on February 2, 2000, February 15, 2000 and March 24, 2000.

     Additionally incorporated by reference into this Registration Statement is the Description of Capital Stock section of the Company's Registration Statement on Form 10, as amended (Registration No. 1-12385).

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters regarding shares of Common Stock will be passed upon for the Company by Stephen B. Clarkson, Vice President, General Counsel and Secretary of the Company. Mr. Clarkson beneficially owns 83,501 shares of Company Common Stock.

 Item 8.   Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.
-----------------
 4.1 Restated Certificate of Incorporation of the Company dated as of December 11, 1996 (incorporated by reference to the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285)).

 4.2 By-laws of the Company, as amended and restated, dated as of January 30, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, filed on February 12, 1998).

 4.3 Specimen Certificate of the Company's Common Stock (incorporated by reference to the Company's Registration Statement on Form 10, dated October 30, 1996, as amended (Registration No. 1-12385)).

 4.4 Form of Rights Agreement dated as of June 10, 1998, between Newport News Shipbuilding Inc. and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit No. 1 to the Company's Registration Statement on Form 8A, dated June 10, 1998 (Commission File No. 001-12385)).

 4.5 Form Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of Newport News Shipbuilding Inc. (which is attached as Exhibit A to the Rights Agreement listed as Exhibit
           4.4 hereto).

 4.6 Form of Right Certificate (which is attached as Exhibit B to the Rights Agreement listed as Exhibit 4.4 hereto).

 4.7 Certificate of Elimination of Newport News Shipbuilding Inc.'s Series A Participating Junior Preferred Stock (filed in connection with the expiration of the Company's previous Rights Agreement), dated June 4, 1998 (filed as Exhibit No. 4 to the Company's Registration Statement on Form 8A, dated June 10, 1998 (Commission File No. 001-12385)).

 5         Opinion of Stephen B. Clarkson, Esq., regarding Common Stock.

 23.1      Consent of Stephen B. Clarkson, Esq. (included in Exhibit 5).

 23.2      Consent of Independent Public Accountants.

 24.1      Powers of Attorney (included on Signature Page).

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on the 1st day of February, 2000.

                      NEWPORT NEWS SHIPBUILDING INC.



                      BY    /s/ Stephen B. Clarkson
                            ---------------------------------------------
                            Stephen B. Clarkson
                            Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                               POWER OF ATTORNEY

     Each of the undersigned, in his capacity as officer or director, or both, as the case may be, of Newport News Shipbuilding Inc. does hereby appoint Stephen B. Clarkson and Charles P. Wingfield, Jr., and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer, or both as the case may be, this Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.

            Signature                        Title                   Date
            ---------                        -----                   ----

/s/ William P. Fricks              Chairman of the Board      February 1, 2000
---------------------------------  and Chief Executive
William P. Fricks                  Officer


/s/ Charles P. Wingfield, Jr.      Vice President,            February 1, 2000
---------------------------------  Controller
Charles P. Wingfield, Jr.          and Acting Chief
                                   Financial
                                   Officer

/s/ Gerald L. Baliles              Director                   February 1, 2000
---------------------------------
Hon. Gerald L. Baliles

/s/ Charles A. Bowsher             Director                   February 1, 2000
---------------------------------
Charles A. Bowsher

/s/ Leon A. Edney                  Director                   February 1, 2000
---------------------------------
Leon A. Edney, Admiral (Ret.)

/s/ W. R. Harvey                   Director                   February 1, 2000
---------------------------------
Dr. William R. Harvey
                                   Director                    _________, 2000
---------------------------------
Dr. Joseph J. Sisco


---------------------------------  Director                    _________, 2000
Stephen R. Wilson

                                 EXHIBIT INDEX

Exhibit No.
--------------
 4.1 Restated Certificate of Incorporation of the Company dated as of December 11, 1996 (incorporated by reference to the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285)).

 4.2 Amended and Restated By-laws of the Company, dated as of October 12, 1998 (incorporated by reference to the Company's Current Report on Form 8-K, filed on January 22, 1999).

 4.3 Specimen Certificate of the Company's Common Stock (incorporated by reference to the Company's Registration Statement on Form 10, dated October 30, 1996, as amended (Registration No. 1-12385)).

 4.4 Form of Rights Agreement dated as of June 10, 1998, between Newport News Shipbuilding Inc. and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit No. 1 to the Company's Registration Statement on Form 8A, dated June 10, 1998 (Commission File No. 001-12385)).

 4.5 Form Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of Newport News Shipbuilding Inc. (which is attached as Exhibit A to the Rights Agreement listed as Exhibit
           4.4 hereto).

 4.6 Form of Right Certificate (which is attached as Exhibit B to the Rights Agreement listed as Exhibit 4.4 hereto).

 4.7 Certificate of Elimination of Newport News Shipbuilding Inc.'s Series A Participating Junior Preferred Stock (filed in connection with the expiration of the Company's previous Rights Agreement), dated June 4, 1998 (filed as Exhibit No. 4 to the Company's Registration Statement on Form 8A, dated June 10, 1998 (Commission File No. 001-12385)).

 5         Opinion of Stephen B. Clarkson, Esq., regarding Common Stock.

 23.1      Consent of Stephen B. Clarkson, Esq. (included in Exhibit 5).

 23.2      Consent of Independent Public Accountants.

 24.1      Powers of Attorney (included on Signature Page).